PRESS RELEASE

Clorox to Achieve About 50% of its Renewable Electricity Goal Through Agreement with Enel Green Power North America

Company accelerates goal of achieving 100% renewable electricity in the U.S. and Canada to 2021

OAKLAND, Calif., Nov. 13, 2019 –The Clorox Company and a wholly owned subsidiary of Enel Green Power North America announced today the signing of a 12-year, 70 megawatt (MW) virtual power purchase agreement (VPPA) for the purchase of renewable energy beginning in 2021. Representing about half of Clorox’s 100% renewable electricity goal in its operations in the U.S. and Canada, this agreement is expected to help Clorox accelerate achieving its goal in 2021, four years ahead of the company’s original plan.

“Climate change and rising greenhouse gas emissions pose a real threat to the health of our planet and ultimately the long-term well-being of people globally. That’s why we’ve taken action for more than 10 years to measure and reduce the carbon footprint of our operations,” said Benno Dorer, chair and CEO, The Clorox Company. “Our agreement with Enel helps to expand U.S. renewable energy infrastructure, reflecting our view that companies like Clorox play an important role in addressing global climate change. We believe this agreement will significantly contribute toward Clorox achieving our goal of 100% renewable electricity in our operations in the U.S. and Canada in 2021, four years earlier than originally planned. Our commitment to climate stewardship is an important pillar of our new IGNITE strategy and part of our overall efforts to drive Good Growth – growth that's profitable, sustainable and responsible.”

The 70MW VPPA between Clorox and Enel Green Power North America for the purchase of renewable energy delivered to the electricity grid is for the second phase of Enel’s Roadrunner solar project to be built in Texas. Roadrunner is a 497-direct current megawatt (MWdc) solar project that is being built in two phases. The first phase, currently under construction, comprises around 252 MWdc and is expected to be completed by the end of 2019, while the remaining 245 MWdc of capacity is expected to be completed by the end of 2020. Once fully operational, the solar plant could generate up to 1.2 terawatt-hours (TWh) of electricity annually, while avoiding an estimated 800,000 metric tons of carbon dioxide emissions per year.

Based on the U.S. Environmental Protection Agency Greenhouse Gas Equivalencies Calculatori, this VPPA is estimated to avoid approximately 140,000 metric tons of CO2 emissions each year. This is equivalent to the annual impact that 165,000 acres of U.S. forest can have in removing CO2 from the atmosphere, or the carbon impact of the electricity needed to power more than 24,000 U.S. homes annually.

“We are proud to support Clorox on their path towards 100% renewable electricity in its operations in the U.S. and Canada by helping them achieve about half their goal through this agreement,” said Georgios Papadimitriou, head of Enel Green Power North America. “This agreement with Clorox reinforces the continued significance of renewable energy as a fundamental part of any company’s sustainability strategy.”

Schneider Electric Energy & Sustainability Services advised Clorox on this power purchase agreement and supported the company in its project selection, analysis, negotiations and deal execution.

Clorox Commits to Scope 1, 2 and 3 Science-Based Targets

For more than 10 years, Clorox has consistently achieved its goals to reduce greenhouse gas emissions in its operations. Clorox is focused on setting emissions reduction targets in line with climate science. As a participant in the Science Based Targets Initiative, Clorox has committed to setting and achieving science-based greenhouse gas emissions reduction targets in its operations (Scopes 1 and 2) and across its value chain (Scope 3). The targets are considered “science-based” if they are in line with what the latest climate science says is necessary to meet the goals of the 2015 Paris Agreement – a global environmental accord to address climate change and its negative impacts.

Clorox’s climate stewardship goals are part of its new integrated corporate strategy called IGNITE, which includes several other environmental, social and governance (ESG) goals. More comprehensive information about Clorox’s IGNITE ESG goals can be found here. Information on Clorox’s 2020 ESG strategy can be found in its fiscal year 2019 annual report.

The Clorox Company

The Clorox Company (NYSE: CLX) is a leading multinational manufacturer and marketer of consumer and professional products with approximately 8,800 employees worldwide and fiscal year 2019 net sales of $6.2 billion. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products; Pine-Sol® cleaners; Liquid-Plumr® clog removers; Poett® home care products; Fresh Step® cat litter; Glad® bags, wraps and containers; Kingsford® charcoal; Hidden Valley® dressings and sauces; Brita® water-filtration products; Burt's Bees® natural personal care products; RenewLife® digestive health products; and Rainbow Light®, Natural Vitality™ and NeoCell® dietary supplements. The company also markets industry-leading products and technologies for professional customers, including those sold under the CloroxPro™ and Clorox Healthcare® brand names. Nearly 80 percent of the company’s sales are generated from brands that hold the No. 1 or No. 2 market share positions in their categories.

Clorox is a signatory of the United Nations Global Compact, a community of global leaders committed to sustainability, and the Ellen MacArthur Foundation’s New Plastics Economy Global Commitment. The company has been broadly recognized for its corporate responsibility efforts, included on CR Magazine's 2019 100 Best Corporate Citizens list, Barron’s 2019 100 Most Sustainable Companies, the Human Rights Campaign’s 2019 Corporate Equality Index and the 2019 Bloomberg Gender Equality Index, among others. In support of its communities, The Clorox Company and its foundations contributed about $12 million in combined cash grants, product donations and cause marketing in fiscal year 2019. For more information, visit TheCloroxCompany.com, including the Good Growth blog, and follow the company on Twitter at @CloroxCo.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements involve risks and uncertainties. Except for historical information, statements about future volumes, sales, organic sales growth, foreign currencies, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management's estimates, beliefs, assumptions and projections. Words such as "could," "may," "expects," "anticipates," "will," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "predicts," and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management's expectations, or could affect the company's ability to achieve its strategic goals, are described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2019, as updated from time to time in the company's Securities and Exchange Commission filings. These factors include, but are not limited to: intense competition in the company's markets; the impact of the changing retail environment, including the growth of alternative retail channels and business models, and changing consumer preferences; volatility and increases in commodity costs such as resin, sodium hypochlorite and agricultural commodities, and increases in energy, transportation or other costs; the ability of the company to drive sales growth, increase prices and market share, grow its product categories and manage favorable product and geographic mix; dependence on key customers and risks related to customer consolidation and ordering patterns; risks related to the company's use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, or service interruptions; the company's ability to maintain its business reputation and the reputation of its brands and products; risks relating to acquisitions, new ventures and divestitures, and associated costs, including the potential for asset impairment charges related to, among others, intangible assets and goodwill; and the ability to complete announced transactions and, if completed, integration costs and potential contingent liabilities related to those transactions; lower revenue, increased costs or reputational harm resulting from government actions and regulations; the ability of the company to successfully manage global, political, legal, tax and regulatory risks, including changes in regulatory or administrative activity; worldwide, regional and local economic and financial market conditions; risks related to international operations and international trade, including foreign currency fluctuations, such as devaluations, and foreign currency exchange rate controls, including periodic changes in such controls; changes in U.S. immigration or trade policies, including the imposition of new or additional tariffs; labor claims and labor unrest; inflationary pressures, particularly in Argentina; political instability and the uncertainty regarding the outcome of Brexit; government-imposed price controls or other regulations; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; and the possibility of nationalization, expropriation of assets or other government action; the ability of the company to innovate and to develop and introduce commercially successful products, or expand into adjacent categories and countries; the impact of product liability claims, labor claims and other legal or tax proceedings, including in foreign jurisdictions; the ability of the company to implement and generate cost savings and efficiencies; the success of the company's business strategies; risks related to additional increases in the estimated fair value of The Procter & Gamble Company's interest in the Glad® business; the company's ability to attract and retain key personnel; supply disruptions and other risks inherent in reliance on a limited base of suppliers; environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances; increased focus by governmental and non-governmental organizations, customers, consumers and investors on sustainability issues, including those related to climate change; the facilities of the company and its suppliers being subject to disruption by events beyond the company's control, including work stoppages, cyber-attacks, natural disasters and terrorism; the company's ability to maximize, assert and defend its intellectual property rights; any infringement or claimed infringement by the company of third-party intellectual property rights; the accuracy of the company's estimates and assumptions on which its financial projections are based; the effect of the company's indebtedness and credit rating on its business operations and financial results; the company's ability to pay and declare dividends or repurchase its stock in the future; uncertainties relating to tax positions, tax disputes and changes in the company's tax rate, and any additional effects of the Tax Cuts and Jobs Act on the company; the company's ability to maintain an effective system of internal controls; the impacts of potential stockholder activism; and risks related to the company's discontinuation of operations in Venezuela.

The company's forward-looking statements in this press release are based on management's current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Enel Green Power North America

Enel Green Power North America, part of Enel Green Power, the Enel Group’s company dedicated to renewables, is a leading owner and operator of renewable energy plants in North America with projects operating and under development in 25 U.S. states and two Canadian provinces. The company operates around 100 plants with a managed capacity of over 5 GW powered by renewable hydropower, wind, geothermal and solar energy.

Media Relations

Andrea Rudert 510-208-1584, andrea.rudert@clorox.com

Aileen Zerrudo 510-271-3075, aileen.zerrudo@clorox.com

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i The U.S. EPA Greenhouse Gas Equivalencies Calculator is based on U.S. national weighted average CO2 marginal emission rate to convert electricity data into avoided units of CO2 emissions and can be found at https://www.epa.gov/energy/greenhouse-gas-equivalencies-calculator